   As filed with the Securities and Exchange Commission on June 17, 1996

                                                       Registration No. 33-98766
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                AMENDMENT NO. 6
                                       TO
                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





                           AMERICAN EQUITY TRUST INC.
                         A Real Estate Investment Trust
        (Exact name of registrant as specified in governing instruments)
                        2221 Rosecrans Avenue, Suite 110
                          El Segundo, California 90245
                    (Address of principal executive offices)


                               Arthur P. Herring
                           American Equity Trust Inc.
                        2221 Rosecrans Avenue, Suite 110
                          El Segundo, California 90245
                                  310-536-0926
           (Name, address and telephone number of agent for service)


                                   Copies to:

      David R. Decker, Esq.                         Dennis Doucette, Esq.
Thelen, Marrin, Johnson & Bridges            Luce, Forward, Hamilton & Scripps
333 South Grand Avenue, 34th Floor              600 W. Broadway, 26th Floor
   Los Angeles, California 90071                San Diego, California 92101
          213-229-2062                                 619-699-2517

                                    PART II

                            INFORMATION NOT REQUIRED
                                 IN PROSPECTUS


(b)      Exhibits

          The Exhibits required by Item 601 of Regulation S-K have been supplied as follows:

Exhibit
- -------
   1.1   Sales Agency Agreement between the Company and Brookstreet Securities
         Corporation (form) (Revised)*
   1.2   Wholesaling Agreement (Revised)*
   1.3   Selling Agreement (for 8% Convertible Preferred Stock) (form)*
   3.1   Articles of Incorporation of American Equity Trust Inc., as amended, including: Articles of Incorporation of American Equity Trust Inc.,
         filed November 22, 1994; Articles of Merger of Insight Environmental
         Corporation (formerly Ramapo) into American Equity Trust Inc., filed
         December 27, 1994; Articles of Amendment of Articles of Incorporation
         of American Equity Trust Inc., filed July 11, 1995; Articles of
         Amendment and Restatement of Articles of Incorporation of American
         Equity Trust Inc., filed August 30, 1995; Articles of Amendment and
         Restatement of Articles of Incorporation of American Equity Trust Inc.,
         filed September 22, 1995; and Articles of Merger of American Equity
         Trust Funding Inc. into American Equity Trust Inc. (form)*
   3.2   By-Laws of American Equity Trust Inc.*
   4.1   Articles Supplementary of American Equity Trust Inc. defining terms of
         8% Convertible Preferred Stock and 1995 Convertible Preferred Stock
         (form) (Revised)*
   4.2   American Equity Trust Inc. Series "A" Warrant Agreement (form)*
   5.1   Opinion of Thelen, Marrin, Johnson & Bridges re legality of Shares
         (Executed)*
   5.2   Opinion of Piper & Marbury LLP (Maryland counsel) re legality of Shares
         (Executed)*
   7.1   Opinion of Thelen, Marrin, Johnson & Bridges re liquidation preference
         (Executed)*
   7.2   Opinion of Piper & Marbury LLP (Maryland counsel) re liquidation preference (Executed)*
     8   Opinion of Thelen, Marrin, Johnson & Bridges re tax matters (Executed)*
  10.1   Agreement of Limited Partnership of American Equity Trust Operating
         Partnership, L.P. between American Equity Trust Inc. (as general partner) and Arthur P. Herring and Dois Brock (as limited partners), dated October 24, 1994*
  10.2   Certificate of Limited Partnership for American Equity Trust Operating
         Partnership, L.P.*
  10.3   Form of Purchase and Sale Agreement, together with form of Limited
         Partnership Agreement of AMREIT No. 5805, a California Limited
         Partnership, between American Equity Trust Operating Partnership, L.P.
         (as general partner) and Sepulveda Hatteras, Ltd. (as limited partner)
         for the purpose of acquiring the property at 5805 Sepulveda Boulevard,
         Van Nuys, California*
10.3.1   Executed Purchase and Sale Agreement, together with executed Limited
         Partnership Agreement of AMREIT No. 5805, a California Limited
         Partnership, between American Equity Trust Operating Partnership, L.P.
         (as general partner) and Sepulveda Hatteras, Ltd. (as limited partner)
         for the purpose of acquiring the property at 5805 Sepulveda Boulevard,
         Van Nuys, California, dated June 7, 1996.*
  10.4   Form of Purchase and Sale Agreement, together with form of Limited
         Partnership Agreement of AMREIT No. 1901, a California Limited
         Partnership, between American Equity Trust Operating Partnership, L.P.
         (as general partner) and General Western Property Company (as limited partner) for the purpose of acquiring the property at 1901 South
         Sepulveda Boulevard, Los Angeles, California*


Exhibit
- --------
  10.4.1   Executed Purchase and Sale Agreement, together with executed Limited
           Partnership Agreement of AMREIT No. 1901, a California Limited
           Partnership, between American Equity Trust Operating Partnership,
           L.P. (as general partner) and General Western Property Company (as limited partner) for the purpose of acquiring the property at 1901
           South Sepulveda Boulevard, Los Angeles, California, dated June 7,
           1996.*
    10.5   Residential Income Real Estate Purchase Contract, Receipt for
           Deposit, and Escrow Instructions between American Equity Trust Inc.
           (buyer) and Arrow Village LTD (seller), dated June 9, 1995, for the purchase of the Arrow Village Apartments*
  10.5.1   Amendment, dated June 3, 1996, to Exhibit 10.5.*
    10.6   Purchase and Sale Agreement between American Equity Trust Inc.
           (buyer) and Professor's Fund I (seller), dated September 15, 1995, for the purchase of the Northwest Garden Apartments*
  10.6.1   Amendment, dated June 3, 1996, to Exhibit 10.6.*
    10.7   Purchase and Sale Agreement between American Equity Trust Inc.
           (buyer) and Professor's Fund I (seller), dated September 15, 1995, for the purchase of the Orangewood Place Apartments*
  10.7.1   Amendment, dated June 3, 1996, to Exhibit 10.7.*
    10.8   Purchase and Sale Agreement between American Equity Trust Inc.
           (buyer) and Professor's Fund II (seller), dated September 15, 1995, for the purchase of the Sandpainter Apartments*
  10.8.1   Amendment, dated June 3, 1996, to Exhibit 10.8.*
   10.11   Employment Agreement between American Equity Trust Inc. and Arthur P.
           Herring*
   10.12   Employment Agreement between American Equity Trust Inc. and Dois
           Brock*
   10.13   Office Lease between Sepulveda Hatteras, Ltd. (landlord) and Hewlett-
           Packard Company (tenant) for the lease of office space at 5805
           Sepulveda Boulevard, Van Nuys, California*
   10.14   Lease Agreement between Sepulveda Hatteras, Ltd. (landlord) and FHP,
           Inc. (tenant) for the lease of office space at 5805 Sepulveda
           Boulevard, Van Nuys, California*
   10.15   Office Building Lease between Sepulveda Hatteras, Ltd. (landlord) and
           Mischel, Trock and Associates (tenant) for the lease of office space at 5805 Sepulveda Boulevard, Van Nuys, California*
   10.16   Office Building Lease between Sepulveda Hatteras, Ltd. (landlord) and
           Industrial Bank (tenant) for the lease of office space at 5805
           Sepulveda Boulevard, Van Nuys, California*
   10.17   Lease between 1901 Sepulveda Venture (landlord) and Sportmart Inc.
           (tenant) for the lease of commercial space at 1901 South Sepulveda
           Boulevard, Los Angeles, California*
   10.18   Financial Consulting Agreement, dated September 1, 1995, between
           Registrant and Strategic Planning Consultants, Inc.*
10.19A-H   Shareholder and Warrantholders Standstill Agreements, dated October
           24, 1995, between Registrant and Dois Brock, Jacob Segal, Gerald
           Weisstein, Norm Miller, Kalismart Inc., Raging Bull, Danube Rousse
           Inc., and Regent IV Trust*
   10.20   1995 Stock Option and Incentive Plan for the Officers, Independent
           Directors and Employees of American Equity Trust Inc. and AETI
           Operating Partnership, L.P.*
      12   Statement re Computation of Ratio of Earnings to Fixed Charges*
    23.1   Consent of Thelen, Marrin, Johnson & Bridges as counsel (See Exhibit
           8)
    23.2   Consent of Piper & Marbury LLP (Maryland counsel) (See Exhibit 5.2)*
    23.5   Consent of BDO Seidman as independent accountants
      24   Power of Attorney*

*    Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on June 17, 1996.

                              AMERICAN EQUITY TRUST INC.



                              By  /s/ Arthur P. Herring
                                  ---------------------
                                  Arthur P. Herring, Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                     Date
- -----------------------------   ---------------------------------   -------------
Principal Executive             Chairman of the Board of
 Officer/Principal Financial    Directors, Chief Executive
 Officer:                       Officer, and Chief Financial
                                Officer                             June 17, 1996
 /s/ Arthur P. Herring
- -----------------------------
Arthur P. Herring

Principal Accounting Officer:   President, Controller, Secretary
                                and Director
 /s/ Dois Brock                                                     June 17, 1996
- -----------------------------
Dois Brock


  Charles B. Allen*             Director                            June 17, 1996
- -----------------------------
Charles B. Allen


  Mark Ross*                    Director                            June 17, 1996
- -----------------------------
Mark Ross


  Gerald S. Weisstein*          Director                            June 17, 1996
- -----------------------------
Gerald S. Weisstein


*By: /s/ Arthur P. Herring
     ---------------------
     Arthur P. Herring, Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
- -------
23.5      Consent of BDO Seidman as independent accountants